EXHIBIT 10.1
FOURTH AMENDMENT TO INDUSTRIAL BUILDING LEASE
(Busse)
     This FOURTH AMENDMENT TO INDUSTRIAL BUILDING LEASE (this “Amendment”), is made as of the 24th day of April, 2006 by and between CHICAGO TITLE LAND TRUST COMPANY, not personally, but as successor Trustee under Trust Agreement dated February 7, 1979 and known as Trust Number 100628 (“Lessor”), and JOHN B. SANFILIPPO & SON, INC., a Delaware corporation (“Lessee”).
RECITALS
     A. Lessor and Lessee are parties to that certain Industrial Building Lease dated June 1, 1985 (the “Original Lease”), as amended by that certain First Amendment to Industrial Building Lease dated September 29, 1992 (the “First Amendment”), that certain Second Amendment to Industrial Building Lease dated March 3, 1995 (the “Second Amendment”), and that certain Third Amendment to Industrial Building Lease effectively dated January 1, 1998 (the “Third Amendment”) (the Original Lease, as amended by the First Amendment, Second Amendment and Third Amendment is hereinafter referred to as the “Industrial Lease”), pursuant to which Lessee leases from Lessor and Lessor leases to Lessee certain real property and the improvements located thereon commonly known as 2299 Busse Road and 1717 Arthur Avenue, all located in Elk Grove Village, Illinois, as more particularly described in the Lease (the “Premises”).
     B. Lessor and Lessee desire amend the Industrial Lease upon the terms and conditions contained herein.
     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
AGREEMENTS
     1. Definitions. Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Industrial Lease.
     2. Term. The “TERM OF LEASE” as contained on page 1 of the Original Lease, as amended by Section 1 of the Second Amendment, is hereby amended to read as follows: “Beginning June 1, 1985 (the “Commencement Date”) and ending on December 31, 2007, as the same may be extended by the terms of this Lease, or such other date as Lessor and Lessee shall subsequently agree upon in writing (the “Termination Date”).”
     3. Lessor’s Termination Date Extension. Notwithstanding Section 2 of this Amendment, or anything in the Lease to the contrary, Lessor, in its sole discretion, shall have the option to extend the Termination Date to the earlier of (i) December 31, 2008 and (ii) the date upon which fee title to the Premises is sold and conveyed by Lessor, provided that Lessor has provided written notice of such election to Lessee not later than sixty (60) days prior to the expiration of the original Termination Date as stated in Section 2 of this Amendment.
     4. Lessee’s Termination Date Extension. Notwithstanding Section 2 of this Amendment, or anything in the Lease to the contrary, Lessee, in its sole discretion, shall have the option to extend the Termination Date for a period of up to six (6) months, provided that that Lessee has provided written notice of such election to Lessor not later than sixty (60) days prior to the expiration of the original Termination Date as stated in Section 2 of this Amendment.
     5. Restoration in the Event of Casualty. Section 8(e) of the Industrial Lease is hereby deleted in its entirety and of no further force and effect.
     6. Casualty. The first sentence of Section 18 of the Industrial Lease, as amended by Section 6 of the Second Amendment, is hereby deleted in its entirety and replaced with the following: “In the event the Premises shall be rendered untenantable by fire or other casualty, Lessee may, at its option, either (i) terminate this Lease by written notice given to Lessor within thirty (30) days of the date of the casualty event, or (ii) repair the Premises at its sole cost and expense. Notwithstanding the foregoing or anything in this Lease to the contrary, Lessee shall have no obligation to repair or restore the Premises in the event of a fire or other casualty.”
     7. Fourth Amendment Termination Election. At its election and upon prompt written notice to Lessee, Lessor may elect to terminate this Amendment (the “Termination Right”) in the event there is an uncured default by Lessee under that certain Agreement for Purchase of Real Estate and Related Property dated as of April ___, 2006 by and between Lessee, as seller, and Arthur/Busse Limited Partnership (“Arthur/Busse”), as purchaser, relating to the purchase and sale of certain real estate adjoining the Premises. In the event Lessor exercises its Termination Right, this Amendment shall be deemed null and void and of no further force and effect.
     8. Ratification. Except as and to the extent modified by this Amendment, the Industrial Lease and all of the terms, conditions and provisions thereof, shall, in all respects, remain unmodified and unchanged and are hereby reaffirmed, ratified and confirmed and shall remain in full force and effect.
     9. Conflict or Inconsistency. In the event of any conflict or inconsistency between the terms of this Amendment and the terms of the Industrial Lease, the terms of this Amendment shall prevail.
     10. Binding Effect. The provisions of this Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, administrators, successors, personal representatives and assigns.
     11. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute but one and the same instrument. Documents and signatures transmitted via facsimile shall be considered original signatures for purposes of creating a valid and binding agreement.

     12. Governing Law. This Amendment shall be governed by and construed under the laws of the State of Illinois.
     13. Prior Agreements. Any prior agreements with respect to such matters are superseded, except to the extent any provision of this Amendment provides otherwise.
     14. Headings. The headings of this Amendment are for convenience of reference only and do not in any way limit or amplify the terms and provisions hereof.
     15. Limitation of Liability. This Amendment is joined and executed by Chicago Title Land Trust Company, not personally but as trustee as aforesaid, in the exercise of the power and authority conferred upon and vested in it as such trustee, and under the express direction of the beneficiaries of a certain Trust Agreement dated February 7, 1979 and known as Trust Number 100628 to all provisions of which Trust Agreement this Amendment is expressly made subject. It is expressly understood and agreed that nothing herein contained shall be construed as creating any liability whatsoever against said Trustee personally, and in particular without limiting the generality of the foregoing, there shall be no personal liability to pay any indebtedness accruing hereunder or to perform any covenants, either express or implied, herein contained, or to keep, preserve or sequester any property of said Trust, and that all personal liability of said Trustee of every sort, if any, is hereby expressly waived by Lessee, and that so far as said Trustee is concerned the owner of any indebtedness or liability accepting hereunder shall look solely to the Premises for payment thereof. It is expressly understood and agreed that said Trustee has no agents or employees and merely holds legal title to the Premises; that said Trustee has no control over, and under this Amendment assumes no responsibility for (1) the management or control of the Premises, (2) the upkeep, inspection, maintenance or repair of the Premises, (3) the collection of rents or rental of the Premises, or (4) the conduct of any business which is carried on the Premises.
     16. Integrated Agreements. The parties acknowledge that this Amendment has been executed by the parties in conjunction with that certain Master Agreement dated March 24, 2006 (the “Master Agreement”) by and among Lessor, Lessee, Arthur/Busse, 300 East Touhy, and Chicago Title Land Trust Company, not personally, but as successor Trustee under Trust Agreement dated September 20, 1966 and known as Trust Number 34837, which contemplates several integrated transactions between said parties, and that this Amendment will be interpreted with the intent that the purposes as expressed in the Master Agreement are fully executed.
[Signature page follows]

     In WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

LESSOR:

CHICAGO TITLE LAND TRUST COMPANY, not personally, but as Successor Trustee under Trust Agreement dated February 7, 1979 and known as Trust Number 100628

By:	/s/ Sheila Davenport

Name:	Sheila Davenport
Its:	Assistant Vice President

LESSEE:

JOHN B. SANFILIPPO & SON, INC., a Delaware corporation

By:	/s/ William R. Pokrajac

Name:	William R. Pokrajac

Its:	Vice President of Finance

EXHIBIT A
Legal Description of the Additional Premises
THAT PART OF LOT 1 IN SANFILIPPO RESUBDIVISION BEING A RESUBDIVISION IN THE SOUTH HALF OF THE SOUTHWEST QUARTER OF SECTION 35, TOWNSHIP 41 NORTH, RANGE 11, EAST OF THE THIRD PRINCIPAL MERIDIAN, TOGETHER WITH THAT PART OF LOT 397 IN CENTEX INDUSTRIAL PARK UNIT 244 BEING A SUBDIVISION IN THE SOUTHWEST QUARTER OF SECTION 35 AFORESAID DESCRIBED AS FOLLOWS: BEGINNING AT THE NORTHEAST CORNER OF LOT 1; THENCE SOUTH 00°15’44” WEST 400.0 FEET TO A CORNER OF SAID LOT; THENCE NORTH 89°48’57” WEST ALONG A SOUTH LINE OF SAID LOT 8.0 FEET TO A CORNER OF SAID LOT; THENCE SOUTH 00°11’03” WEST ALONG AN EAST LINE OF SAID LOT, 25.0 FEET TO THE SOUTHEAST CORNER OF SAID LOT; THENCE SOUTH 89°48’56” EAST ALONG THE NORTH LINE OF LOT 397 AFORESAID 218.19 FEET; THENCE SOUTH 00°09’36” WEST 19.0 FEET; THENCE NORTH 89°46’18” WEST 230.03 FEET; THENCE NORTH 00°10’42” EAST 443.90 FEET TO THE NORTH LINE OF LOT 1; THENCE SOUTH 89°48’57” EAST ALONG SAID NORTH LINE 20.42 FEET TO THE POINT OF BEGINNING, IN COOK COUNTY, ILLINOIS.